UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

BAKER HUGHES, A GE COMPANY	BAKER HUGHES, A GE COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road
Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2018, Baker Hughes, a GE company (the “Company”) and Baker Hughes, a GE company, LLC (“BHGE LLC”) entered into an agreement with General Electric Company (“GE”) related to the repurchase of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), and the corresponding BHGE LLC common units (the “Agreement”).

Under the terms of the Agreement, the Company will repurchase from GE or certain of its affiliates, in a privately negotiated transaction, 65,000,000 shares of the Company’s Class B common stock, together with an equal number of associated BHGE LLC common units (“LLC Units”), at a price equal to the price per share at which certain underwriters will purchase shares of the Class A common stock, par value $0.0001 per share (“Class A common stock”), from GE in the offering (defined below) (the “base share repurchase”). The Company has also agreed, following the expiration of the 30-day period from the date of the prospectus supplement relating to the offering, to purchase from GE and certain of its affiliates, at the same purchase price as the base share repurchase, the number of shares of Class B common stock, together with an equal number of associated LLC Units, corresponding to the number of shares of Class A common stock that the underwriters do not purchase pursuant to their option to purchase additional shares granted by GE. The number of shares to be purchased in the share repurchase will be limited, if the aggregate purchase price would otherwise exceed $1.5 billion, to the maximum number as would cause such aggregate purchase price not to exceed $1.5 billion.

The foregoing description of the Agreement is not a complete description thereof and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On November 13, 2018, the Company issued a press release announcing the offering by GE of 92,000,000 shares of Class A common stock of the Company (the “offering”). The underwriters will have the option to purchase within 30 days from the date of the prospectus supplement relating to the offering up to an additional 9,200,000 shares of Class A common stock from GE. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This report shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Equity Repurchase Agreement, dated as of November 13, 2018, by and among General Electric Company, Baker Hughes, a GE company, and Baker Hughes, a GE company, LLC.

Exhibit 99.1	News Release of Baker Hughes, a GE company dated November 13, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES, A GE COMPANY

Dated: November 13, 2018	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

Dated: November 13, 2018	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary